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                                                                     EXHIBIT 23

                              ARTHUR ANDERSEN LLP






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports, dated February 8, 1995, included in, and incorporated by reference in, GenRad, Inc.'s Form 10-K, into the Company's previously filed Registration Statement File No. 2-85614, No. 2-89950 and No. 33-28715 on Form S-3 and Registration Statement File No. 2-92786, No. 2-92800, No. 33-1667,
No. 33-10658, No. 33-53869, No. 33-35918, No. 33-53871 and No. 33-53867 on
Form S-8.



                                                 /s/ ARTHUR ANDERSEN LLP
                                                     ---------------------
                                                     ARTHUR ANDERSEN LLP



Boston, Massachusetts
March 30, 1995